Exhibit 1.1

CLARIVATE ANALYTICS PLC

(A public limited company incorporated under the laws of Jersey, Channel Islands)

[●] Ordinary Shares

UNDERWRITING AGREEMENT

[●], 2019

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Clarivate Analytics Plc, a public limited company incorporated under the laws of Jersey, Channel Islands (the “Company”), the persons listed in Schedule B hereto as Sponsor Shareholders (the “Sponsor Shareholders”) and the persons listed in Schedule B hereto as Appointing Shareholders (the “Appointing Shareholders” and, together with the Sponsor Shareholders, the “Selling Shareholders”) confirm their respective agreements with Citigroup Global Markets Inc. (“Citigroup”) and Goldman Sachs & Co. LLC (“Goldman”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup and Goldman are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of ordinary shares, no par value per share, of the Company (“Ordinary Shares”) as set forth in Schedules A and B hereto (such Ordinary Shares, the “Initial Securities”) and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional Ordinary Shares (such Ordinary Shares, the “Option Securities”). The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-[●]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto filed therewith or incorporated by reference therein, and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Affiliate” shall have the meaning specified in Rule 501(b) under the 1933 Act.

“Applicable Time” means [●] [A.M.][P.M.], New York City time, on [●], 2019 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

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SECTION 1.          Representations and Warranties.

(a)          Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)          Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered by the Company to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission through EDGAR, except to the extent permitted by Regulation S-T.

(ii)         Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph under the heading “Underwriting” relating to concessions and the information in the ninth and tenth paragraphs under the heading “Underwriting” relating to price stabilization and short positions, in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)        Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

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(iv)        [Reserved.]

(v)         Independent Accountants. To the Company’s knowledge, each accounting firm that certified the audited financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the Public Company Accounting Oversight Board.

(vi)        Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods to which they relate, except as otherwise stated therein. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary historical financial information and selected historical financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The pro forma condensed combined financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Rules and Regulations and present fairly, in all material respects, the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act, and Item 10 of Regulation S-K of the 1933 Act, in each case as in effect on the date hereof and to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)       No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change or development involving a prospective material adverse change in the financial condition, or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, have a Material Adverse Effect, (C) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (D) there has not been any material change in the capital stock or long-term indebtedness of the Company and its subsidiaries on a consolidated basis.

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(viii)      Good Standing of the Company. The Company is duly formed and validly existing and in good standing (or equivalent concept) under the laws of its jurisdiction of formation and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing (or equivalent concept) in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ix)         Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is duly incorporated or formed, as the case may be, and validly existing and (where applicable in the relevant jurisdiction) in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has all requisite corporate, limited liability company, partnership or similar power and authority, as the case may be, to own, lease and operate its properties and conduct its business as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be validly existing and (where applicable in the relevant jurisdiction) in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, partnership or similar business entity in good standing (or equivalent concept) in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than liens securing the Credit Agreement (as defined in the General Disclosure Package) and other immaterial liens). None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(x)          Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

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(xi)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)        Description of Securities. The Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiii)       Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)      Absence of Violations, Defaults and Conflicts. None of the Company or any of its subsidiaries is (A) in violation of its certificate of incorporation or bylaws or certificate of formation or articles of association (or similar organizational document), (B) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (C) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated (x) herein and (y) in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute or result in a breach of or a default under or violation of any of (I) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Underwriters to consummate the transactions contemplated by this Agreement, (II) the certificate of incorporation or bylaws or certificate of formation or articles of association (or similar organizational document) of the Company or any of its subsidiaries or (III) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Underwriters to consummate the transactions contemplated by this Agreement.

(xv)       Absence of Labor Dispute. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there is (1) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best knowledge of the Company, threatened, against the Company or any of its subsidiaries and (2) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best knowledge of the Company, no union organizing activities taking place, (B) there has been no violation of any U.S. federal, state, local or non-U.S. law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws and (C) there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened.

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(xvi)      Stock Awards. With respect to the stock awards (the “Stock Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Stock Award grant was made in accordance with the terms of the Company Stock Plans and (ii) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company.

(xvii)     ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant. To the knowledge of the Company, with respect to such plans, the Company and each of its subsidiaries are in compliance with all applicable provisions of ERISA except for any non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Benefit Plan, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, such Foreign Benefit Plan (A) if intended to qualify for special tax treatment, meets the requirements for such treatment, and (B) if required to be funded, is funded to the extent required by applicable law. As used in this Agreement, “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(xviii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets owned or leased by the Company or any of its subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xix)       Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)        Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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(xxi)       Possession of Licenses and Permits. Each of the Company and its subsidiaries possesses all such valid and current licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure of such Permits to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company nor any of its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii)      Title to Property. Each of the Company and its subsidiaries has good and marketable title to all material real and personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by it and title to a leasehold estate in the material real and personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as being leased by it free and clear of any security interests, liens, charges, encumbrances or restrictions (other than such security interests, liens, charges, encumbrances or restrictions permitted pursuant to the terms of the Credit Agreement and other immaterial liens), except as described in the Registration Statement, the General Disclosure Package and the Prospectus or to the extent the failure to have such title or the existence of such security interests, liens, charges, encumbrances or restrictions would not materially or adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of the property by the Company or such subsidiary, or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements governing real and personal property to which the Company or any of its subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such subsidiary, and to the knowledge of the Company and such subsidiaries, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii)     Possession of Intellectual Property. The Company and each of its subsidiaries own, have applied for or possess adequate licenses or other rights to use, all patents, trademarks, service marks, trade names, copyrights, know-how and other intellectual property (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of the businesses now or proposed to be operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

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(xxiv)    Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (A) the Company and each of its subsidiaries are in compliance with and not subject to liability under Environmental Laws (as defined below), (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any Environmental Law, and is in compliance with all Permits required under any Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) neither the Company nor any of its subsidiaries is conducting or paying for in whole or in part any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject to or a party to any order, judgment, decree, contract or agreement that imposes any obligation or liability under any Environmental Law, (E) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Materials or is liable or allegedly liable for any Release or threatened Release of Hazardous Materials, including at any off-site treatment, storage or disposal site, and (F) to the knowledge of the Company or any of its subsidiaries, there are no events or circumstances that would reasonably be expected to (1) form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental authority, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws or (2) result in a violation of or liability under any Environmental Laws on the part of the Company or any of its subsidiaries, including without limitation, any such liability that the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. To the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Environmental Laws” means the common law and all applicable foreign, federal, state and local laws (including international treaties, conventions and protocols) or regulations, codes, legally binding guidance policies, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder by any applicable governmental authority, relating to pollution or protection of public or employee health and safety or the Environment, including, without limitation, laws relating to (x) emissions, discharges, Releases or threatened Releases of Hazardous Materials into the Environment and (y) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, crude oil, petroleum and petroleum products, regulated under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, escaping, migration, injection or leaching into the Environment.

(xxv)     Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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The Company and each of its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)     Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith with which the Company is required to comply.

(xxvii)    Payment of Taxes. Each of the Company and its subsidiaries has filed all necessary U.S. federal and state and other non-U.S. tax returns or received timely extensions thereof and has paid all taxes shown as due thereon, except where the failure to so file such returns and pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than tax deficiencies that the Company or any of its subsidiaries is contesting in good faith and for which the Company or such subsidiary has provided appropriate reserves in accordance with generally accepted accounting principles, there is no tax deficiency that has been assessed or threatened in writing against the Company or any of its subsidiaries that has not been paid and would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)    Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with insurers that the Company believes to be financially sound and reputable insurers, in at least such amounts (after giving effect to any self-insurance) and against at least such risks as the Company believes is reasonable and prudent in light of the size and nature of its business, and all such insurance is in full force and effect, except as would not reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied.

(xxix)      Investment Company Act. The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(xxx)       Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any Affiliate of the Company has taken, nor will the Company or, to the Company’s knowledge, any Affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxi)      No Unlawful Payments. The Company and its subsidiaries maintain policies, procedures, and internal controls reasonably designed to ensure continued compliance with the Sanctions Laws, the Export Control Laws, and the applicable Anti-Corruption Laws. “Anti-Corruption Laws” means laws, rules and regulations relating to anti-bribery or anti-corruption (governmental or commercial), including, without limitation, laws, rules and regulations that prohibit the corrupt payment, offer, promise, receipt, request or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the UK Bribery Act 2012, any law enacted in connection with, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other law of any foreign or domestic jurisdiction of similar effect or that relates to bribery or corruption. “Export Control Laws” means such export control laws, rules and regulations as are administered or enforced by the U.S. Government, the European Union, or other export control authority with jurisdiction over the Company or any of its subsidiaries, including, without limitation, the Export Administration Regulations, the International Traffic in Arms Regulations, and the European Dual Use Regulation (Council Regulation EC 428/2009 (as amended)). Neither the Company nor any of its subsidiaries, nor any director or officer nor, to the knowledge of the Company or any of its subsidiaries, any agent, employee, affiliate or representative acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or knowingly indirectly, that would result in a violation by such persons of applicable Anti-Corruption Laws, rules or regulations, and the Company and each of its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws, rules or regulations.

(xxxii)     Compliance With Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, including the rules, regulations or guidance issued, administered or enforced thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and any of its subsidiaries, threatened.

(xxxiii)    No Conflicts With Sanctions Laws. Neither the Company nor any of its subsidiaries (the Company and its subsidiaries are collectively referred to as the “Group”), nor any affiliate, director, officer or employee of the Group, nor, to the knowledge of the Group, any agent or representative of the Group, is a Sanctioned Person, nor is the Group located, organized or resident in a country or territory in violation of Sanctions Laws. For purposes of this Agreement: (A) “Sanctioned Person” means (1) any person listed in any Sanctions Laws-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including the designation as a “specially designated national” or “blocked person”), the U.S. Department of State, the United Nations Security Council, the European Union, Canada, the United Kingdom or any other European Union member state, (2) any person that is otherwise the subject or target of Sanctions or (3) any person majority-owned by any such person or persons described in the foregoing clauses (1) and (2); and (B) “Sanctions Laws” means the laws and regulations administered or enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, Canada, the European Union, the United Kingdom and any other relevant sanctions authority.

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(xxxiv)     Privacy. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have taken commercially reasonable steps to maintain and protect their confidential information and the integrity, continuous operation and security of all IT Systems and data (including all personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to such Personal Data, except as has not resulted in, and is not reasonably likely to result in, material liability to the Company and its subsidiaries. The Company and its subsidiaries are presently in material compliance with all applicable laws relating to the privacy and security of IT Systems and Personal Data. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps to be in compliance with the European Union General Data Protection Regulation (to the extent applicable to a subsidiary).

(xxxv)      Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxvi)     Rated Securities. The Company does not have any debt securities or preferred stock rated by a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act.

(xxxvii)    Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act.

(xxxviii)    Testing the Waters Materials. The Company has not engaged in any Testing the Waters Communications.

(xxxix)     Stamp Taxes. No non-refundable stamp duties or other issuance or transfer taxes or withholding or other similar taxes are payable by or on behalf of the Underwriters under U.S. federal or state law, or any political subdivision thereof, or under Jersey law or the laws of any other jurisdiction in which the Company is resident for tax purposes solely in connection with the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus.

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(xl)         Passive Foreign Investment Company. To the Company’s knowledge, the Company was not a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code and the regulations promulgated thereunder) (“PFIC”) for its taxable year ended December 31, 2018 and does not expect to be a PFIC for the taxable year ending December 31, 2019 or the foreseeable future.

(xli)        Dividends and Distributions. (A) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Jersey, be paid in United States Dollars that (subject to any applicable Sanctions Laws) may be freely transferred out of Jersey; (B) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Jersey; and (C) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Jersey), withholding or deduction in Jersey and (subject to any applicable Sanctions Laws) without the necessity of obtaining any consent, approval, authorization or order in Jersey.

(xlii)       Legal Process. Neither the Company nor any of its subsidiaries has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Jersey to enforce this Agreement in respect of itself or its property.

(xliii)      Listing. The Company has not received any notice from the NYSE regarding the delisting of the Shares from the NYSE.

(xliv)      Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(b)          Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and severally agrees with each Underwriter, as follows:

(i)          Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection 1(b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); it being understood that the Selling Shareholder Information shall be limited to the legal name and address of, and the number of shares beneficially owned and offered by, such Selling Shareholder, and the other information with respect to such Selling Shareholder that appears under the caption “Principal and Selling Shareholders” in the Registration Statement, the General Disclosure Package or the Prospectus, and any Selling Shareholder Information contained in any other Issuer Free Writing Prospectus; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any material information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

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(ii)         Power of Attorney; Custody Agreement. Each Appointing Shareholder has duly authorized (if such Appointing Shareholder is not a natural person), executed and delivered a Power of Attorney (a “Power of Attorney” and, with respect to such Appointing Shareholder, “its Power of Attorney”) appointing each of Richard Hanks and Stephen Hartman as such Appointing Shareholder’s attorney-in-fact (with respect to such Appointing Shareholder, collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”), and a Custody Agreement (a “Custody Agreement” and, with respect to such Appointing Shareholder, “its Custody Agreement”) with Continental Stock Transfer & Trust Company, a New York corporation, as custodian (the “Custodian”); each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Appointing Shareholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles; such Appointing Shareholder has placed in custody, pursuant to such Custody Agreement, for delivery under this Agreement, security entitlements representing the shares of the Securities to be sold by such Appointing Shareholder hereunder; each such Power of Attorney grants the Attorneys-in-Fact full power of substitution, and full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Appointing Shareholder.

(iii)        Authorization of this Agreement. This Agreement has been duly authorized (if such Selling Shareholder is not a natural person), executed and delivered by or on behalf of such Selling Shareholder.

(iv)        Noncontravention. The execution and delivery of this Agreement (and, with respect to Appointing Shareholders only, its Power of Attorney and its Custody Agreement) and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder and, with respect to Appointing Shareholders only, thereunder) do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (B) result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (C) result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except, in the case of clauses (A) and (C), as would not reasonably be expected to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement.

(v)         Valid Title. Such Selling Shareholder has, and at the Closing Time and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, at each such Date of Delivery, will have, valid title to the Securities (or to a security entitlement in respect thereof) to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities (or a security entitlement in respect thereof) to be sold by such Selling Shareholder.

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(vi)        Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement (whether paid directly to such Selling Shareholder or to any other Selling Shareholder as directed by such Selling Shareholder), delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (1) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (2) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (3) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (4) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (5) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (6) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii)       Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii)      Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder (or, with respect to Appointing Shareholders only, under its Power of Attorney or Custody Agreement), or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities were offered and (C) where the failure to obtain such consent, approval, authorization, order, registration, qualification or decree would not reasonably be expected to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement.

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(ix)         No Registration or Other Similar Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(x)          No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)         No Association with FINRA. There are no affiliations or associations between any member of FINRA “participating in the offering” and such Selling Shareholder, and none of the proceeds received by such Selling Shareholder from the sale of the Securities to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(xii)        ERISA. Such Selling Shareholder is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c)          Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)          Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)          Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Ordinary Shares, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

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(c)          Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than the fifth business day after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by each Selling Shareholder (whether to the account of such Selling Shareholder or to the account of any other Selling Shareholder as directed by such Selling Shareholder) against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Citigroup and Goldman, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)          Denominations; Registration. The Securities to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be, shall be delivered by or on behalf of the Selling Shareholders to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by such Selling Shareholder to the Representatives at least one full business day in advance.

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SECTION 3.       Covenants of the Company and the Selling Shareholders.

(a)          The Company covenants with each Underwriter as follows:

(i)          Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, including, but not limited to, any request for information concerning any Testing the Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)         Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities (such time, the “Prospectus Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (A) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (C) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (1) give the Representatives notice of such event, (2) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

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(iii)        Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission through EDGAR, except to the extent permitted by Regulation S-T.

(iv)        Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission through EDGAR, except to the extent permitted by Regulation S-T.

(v)         Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(vi)        Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vii)       Listing. The Company will use its reasonable best efforts to maintain the listing of the Securities on the New York Stock Exchange.

(viii)      Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale or lend, or otherwise dispose of or transfer any Ordinary Shares or any securities convertible into or exercisable or exchangeable for or repayable with Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (2) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (3) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (4) the entry into an agreement providing for the issuance of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, and the issuance of any such securities pursuant to such an agreement, in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition; provided that the aggregate number of shares issued or issuable pursuant to this clause (4) does not exceed 5% of the number Ordinary Shares outstanding immediately after the offering of the Securities pursuant to this Agreement and, prior to such issuance, each recipient of any such securities shall execute and deliver to the Representatives and the Company a “lock-up” agreement substantially in the form of Exhibit A hereto.

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(ix)         Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(x)          Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(b)          Each Selling Shareholder covenants with each Underwriter as follows:

(i)          Issuer Free Writing Prospectuses. Each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus by a Selling Shareholder there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Selling Shareholders will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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SECTION 4.       Payment of Expenses.

(a)          Expenses of the Company. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters (but not, for the avoidance of doubt, any taxes or duties payable upon the sale of the Securities by the Underwriters), (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(v) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey requested by the Underwriters and any supplement thereto, up to $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, provided that such fees and disbursements of counsel to the Underwriters pursuant to this clause (viii) do not exceed $25,000 in the aggregate, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b)          Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including the fees and disbursements of their respective counsel and other advisors.

(c)          Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

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(d)          Allocation of Expenses. Nothing in this Section 4 shall affect any agreement that the Company and the Selling Shareholders may make for the sharing of any costs and expenses related to the matters covered by this Section 4.

SECTION 5.       Conditions of Underwriters’ and Selling Shareholders’ Obligations. The obligations of: (i) the several Underwriters are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by each of the Company and the Selling Shareholders of its respective covenants and other obligations hereunder, (ii) the Selling Shareholders are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its respective covenants and other obligations hereunder and (iii) the several Underwriters and the Selling Shareholders are subject to the following further conditions (except to the extent such condition is within the control of the Selling Shareholders):

(a)          Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)          Opinion of Counsel for the Company and the Selling Shareholders. At the Closing Time, the Representatives shall have received (i) the opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company and certain of the Selling Shareholders, in form and substance reasonably acceptable to counsel for the Underwriters, (ii) the opinion, dated the Closing Time, of Ogier, Jersey counsel for the Company, in form and substance reasonably acceptable to counsel for the Underwriters, (iii) the opinion, dated the Closing Time, of Walkers, Cayman Islands counsel for certain of the Selling Shareholders, in form and substance reasonably acceptable to counsel for the Underwriters, (iv) the opinion, dated the Closing Time, of Walkers, British Virgin Islands counsel for certain of the Selling Shareholders, in form and substance reasonably acceptable to counsel for the Underwriters, (v) the opinion, dated the Closing Time, of Maples & Calder, Luxembourg counsel for certain of the Selling Shareholders, in form and substance reasonably acceptable to counsel for the Underwriters and (vi) the opinions, dated the Closing Time, of Holland & Knight LLP and Shearman & Sterling LLP, counsel for Jay Nadler, in form and substance reasonably acceptable to counsel for the Underwriters, in each case together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)          Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of (i) Winston & Strawn LLP, counsel for the Underwriters, in a form reasonably acceptable to the Underwriters, and (ii) Maples and Calder, Jersey counsel for the Underwriters, in a form reasonably acceptable to the Underwriters, in each case together with signed or reproduced copies of such letter for each of the other Underwriters. In giving its opinion, Winston & Strawn LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

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(d)          Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or development including a prospective material adverse change, in the financial condition, or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate, executed by the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer or other officer, director or authorized signatory of the Company reasonably satisfactory to the Representatives, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)          Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(f)          [Reserved.]

(g)          Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Marcum LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)          Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Marcum LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection ((g)) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)          Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

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(j)          No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)          Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed in Schedule D hereto; provided, however, that with respect to the Sponsor Shareholders such agreement shall also be delivered to the Company.

(l)          Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)          Officers’ Certificate. A certificate, executed by the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer or other officer, director or authorized signatory of the Company reasonably satisfactory to the Representatives, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)         Certificate of Selling Shareholders. A certificate, dated the Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(iii)        Opinion of Counsel for Company and the Selling Shareholders. The opinion of Latham & Watkins LLP, counsel for the Company and certain of the Selling Shareholders, Ogier, Jersey counsel for the Company, Walkers, Cayman Islands counsel for certain of the Selling Shareholders, Walkers, British Virgin Islands counsel for certain of the Selling Shareholders, and Maples and Calder, Luxembourg counsel for certain of the Selling Shareholders, in each case in form and substance reasonably acceptable to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)        Opinion of Counsel for Underwriters. The opinion of Winston & Strawn LLP, counsel for the Underwriters, and Maples and Calder, Jersey counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)         Bring-down Comfort Letter. A letter from each of PricewaterhouseCoopers LLP and Marcum LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5((h)) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vi)        [Reserved.]

(m)          Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

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(n)          Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.       Indemnification.

(a)          Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, Affiliates and selling agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of Securities (the “Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e)) any such settlement is effected with the written consent of the Company;

(iii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or in connection with the use of the information included in, or the furnishing to the SEC of, the Current Reports on Form 6-K of the Company furnished on September 3, 2019;

(iv)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

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(b)          Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, Affiliates and selling agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses 6(a)(i), (ii) and (iv) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)          Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(d)          Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b), counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c), counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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SECTION 7.      Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement received by the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

Notwithstanding the provisions of this Section 7, no Selling Shareholder shall be required to contribute (i) any amount in excess of the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder or (ii) with respect to any losses, liabilities, claims, damages or expenses for which such Selling Shareholder would not have been liable under Section 6(b) if such Section 6(b) were applied in accordance with its terms. The Selling Shareholders’ obligations in this Section 7 to contribute are several in proportion to their respective aggregate gross proceeds received after underwriting discounts and commissions, but before expenses, from the sale of the Securities sold by the Selling Shareholders hereunder and not joint.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s directors, officers, employees, Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9.          Termination of Agreement.

(a)          Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or development including a prospective change, in the financial condition, or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

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SECTION 10.         Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)          if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)         if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Selling Shareholders to sell, the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

29

SECTION 12.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 646-291-1469), Attention: General Counsel, and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, with a copy to Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, Attention: Joel L. Rubinstein, Esq. and David A. Sakowitz, Esq.; notices to the Company shall be directed to it at Friars House, 160 Blackfriars Road, London, SE1 8EZ, UK, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004 Attention: Rachel W. Sheridan, Esq. and Shagufa R. Hossain, Esq.; notices to the Selling Shareholders shall be directed to the address of such shareholder on file with the Company.

SECTION 13.         No Advisory or Fiduciary Relationship. The Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, any of the Selling Shareholders or any of their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each Selling Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.         Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and each Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

30

SECTION 16.         GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.         Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.         Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

31

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19.         Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (e.g., by ..PDF or .TIF file) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 22.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

32

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

CLARIVATE ANALYTICS PLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

ONEX ADVISOR SUBCO III LLC

By:
	Name:	Joel Greenberg
	Title:	Director

By:
Name:
Title:

ONEX PARTNERS HOLDINGS LIMITED S.À R.L.

By:
	Name:	Joshua Hausman
	Title:	Type A Manager

By:
	Name:	Jean-Marie Bettinger
	Title:	Type B Manager

ONEX PARTNERS IV LP
By:	ONEX PARTNERS IV GP LP, its general partner
By:	ONEX PARTNERS MANAGER LP, its agent
By:	ONEX PARTNERS MANAGER GP ULC, its general partner

By:
	Name:	Joshua Hausman
	Title:	Managing Director

By:
	Name:	Matthew Ross
	Title:	Managing Director

ONEX PARTNERS IV PV LP
By:	ONEX PARTNERS IV GP LP, its general partner
By:	ONEX PARTNERS MANAGER LP, its agent
By:	ONEX PARTNERS MANAGER GP ULC, its general partner

By:
	Name:	Joshua Hausman
	Title:	Managing Director

By:
	Name:	Matthew Ross
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

ONEX PARTNERS IV SELECT LP
By:	ONEX PARTNERS IV GP LLC, its general partner
By:	ONEX PARTNERS MANAGER LP, its agent
By:	ONEX PARTNERS MANAGER GP ULC, its general partner

By:
	Name:	Joshua Hausman
	Title:	Managing Director

By:
	Name:	Matthew Ross
	Title:	Managing Director

ONEX PARTNERS IV GP LP
By:	ONEX PARTNERS MANAGER LP, its agent
By:	ONEX PARTNERS MANAGER GP ULC, its general partner

By:
	Name:	Joshua Hausman
	Title:	Managing Director

By:
	Name:	Matthew Ross
	Title:	Managing Director

ONEX US PRINCIPALS LP
By:	Onex American Holdings GP LLC, its general partners

By:
	Name:	Joshua Hausman
	Title:	Director

ONEX CAMELOT CO-INVEST LP
By:	ONEX PARTNERS IV GP LP, its general partner
By:	ONEX PARTNERS MANAGER LP, its agent
By:	ONEX PARTNERS MANAGER GP ULC, its general partner

By:
	Name:	Joshua Hausman
	Title:	Managing Director

By:
	Name:	Matthew Ross
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

ELGIN INVESTMENT HOLDINGS LIMITED

By:
Name: Caroline Baker
Title: Director

[Signature Page to Underwriting Agreement]

APPOINTING SHAREHOLDERS

By:
Name:

As Attorney-in-Fact acting on behalf of each of the Appointing Shareholders listed in Schedule B hereto

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

For themselves and as Representatives of the other

Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

Schedule A

The public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Citigroup Global Markets Inc.	[●]
Goldman Sachs & Co. LLC	[●]
[●]
[●]
[●]
Total	[●]

A-1

Schedule B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Sponsor Shareholders
Onex Advisor Subco III LLC	[ ● ]	[ ● ]
Onex Partners Holdings Limited S.à r.l.	[ ● ]	[ ● ]
Onex Partners IV LP	[ ● ]	[ ● ]
Onex Partners IV PV LP	[ ● ]	[ ● ]
Onex Partners IV Select LP	[ ● ]	[ ● ]
Onex Partners IV GP LP	[ ● ]	[ ● ]
Onex US Principals LP	[ ● ]	[ ● ]
Onex Camelot Co-Invest LP	[ ● ]	[ ● ]
Elgin Investment Holdings Limited	[ ● ]	[ ● ]

Appointing Shareholders
Andrea Degutis	[ ● ]	[ ● ]
Andrew Preston	[ ● ]	[ ● ]
Annette Thomas	[ ● ]	[ ● ]
Ben Kaube	[ ● ]	[ ● ]
Brian Binsfeld	[ ● ]	[ ● ]
Chris McKenna	[ ● ]	[ ● ]
Daniel Videtto	[ ● ]	[ ● ]
David Kochalko	[ ● ]	[ ● ]
Eric Yan	[ ● ]	[ ● ]
Hemant Gandhi	[ ● ]	[ ● ]
Ian Maclochlainn	[ ● ]	[ ● ]
Jan-Eric Reichelt	[ ● ]	[ ● ]
Janice Read	[ ● ]	[ ● ]
Jay Nadler	[ ● ]	[ ● ]
Jeff Roy	[ ● ]	[ ● ]
Jeremy Lawson	[ ● ]	[ ● ]
Kevin McCurry	[ ● ]	[ ● ]
Nadler Family Investments LLC	[ ● ]	[ ● ]
Nagaraju Bandaru	[ ● ]	[ ● ]
Nikola Vujic	[ ● ]	[ ● ]
Richard Hanks	[ ● ]	[ ● ]
Richard Neale	[ ● ]	[ ● ]
Rikard Bandebo	[ ● ]	[ ● ]
Shawki Hassoun	[ ● ]	[ ● ]
Stuart Recher	[ ● ]	[ ● ]
Todd Fegan	[ ● ]	[ ● ]
Vicky Harris	[ ● ]	[ ● ]
Vijayshree Krishnan	[ ● ]	[ ● ]
Vin Caraher	[ ● ]	[ ● ]
Yasemin Agatan	[ ● ]	[ ● ]

Total	[ ● ]	[ ● ]
B-1

Schedule C-1

Pricing Terms

1.	The Selling Shareholders are selling an aggregate of [●] Ordinary Shares.

2.	The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Ordinary Shares.

3.	The public offering price per share for the Securities shall be $[●].

C-1-1

SCHEDULE C-2

Free Writing Prospectuses

None.

C-2-1

Schedule D

List of Persons and Entities Subject to Lock-up

Onex Advisor Subco III LLC

Onex Partners Holdings Limited S.à r.l.

Onex Partners IV LP

Onex Partners IV PV LP

Onex Partners IV Select LP

Onex Partners IV GP LP

Onex US Principals LP

Onex Camelot Co-Invest LP

Elgin Investment Holdings Limited

Andrea Degutis

Andrew Preston

Annette Thomas

Ben Kaube

Brian Binsfeld

Chris McKenna

Daniel Videtto

David Kochalko

Eric Yan

Hemant Gandhi

Ian Maclochlainn

Jan-Eric Reichelt

Janice Read

Jeff Roy

Jeremy Lawson

Kevin McCurry

Nadler Family Investments LLC

Nagaraju Bandaru

Nikola Vujic

Richard Hanks

Richard Neale

Rikard Bandebo

Shawki Hassoun

Stuart Recher

Todd Fegan

Vicky Harris

Vijayshree Krishnan

Vin Caraher

Yasemin Agatan

Jerre Stead

Stephen Hartman

Anthony Munk

Balakrishnan S. Iyer

Charles E. Moran

Charles J. Neral

Karen G. Mills

Kosty Gilis

Matthew Scattarella

Martin Broughton

Michael Klein

Nicholas Macksey

Amir Motamedi

Sheryl von Blucher

Jay Nadler

D-1

Exhibit A

Form of Lock-Up Agreement

[●], 2019

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

[Clarivate Analytics Plc

Friars House, 160 Blackfriars Road

London, SE1 8EZ, United Kingdom]1

Re:	Proposed Public Offering by Clarivate Analytics Plc

Dear Sirs:

The undersigned, a [shareholder] [and] [an officer] [and/or] [director] of Clarivate Analytics Plc, a public limited company formed under the laws of Jersey, Channel Islands (the “Company”), understands that Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC (collectively, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the selling shareholders to be named therein (the “Selling Shareholders”) providing for the public offering (the “Public Offering”) of ordinary shares of the Company, no par value per share (the “Ordinary Shares”), pursuant to a registration statement on Form F-1 to be filed with the Securities and Exchange Commission. In recognition of the benefit that such an offering will confer upon the undersigned as a [shareholder] [and] [an officer] [and/or] [director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement [and the Company]2 that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

[1]	Bracketed address to be included only in Sponsor Shareholders lock-up agreements.

[2]	Bracketed address to be included only in Sponsor Shareholders lock-up agreements.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives [or the Company]3; provided that with respect to transfers set forth in clauses (i) through (vi) below: (1) the Representatives [and the Company]4 receive a signed lock-up agreement having the same restrictions as the foregoing restrictions for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be; (2) any such transfer shall not involve a disposition for value [(other than, with respect to each of (iii) and (iv) below, dispositions for value in connection with transfers for the purpose of tax-efficient structuring)]5; and (3) the undersigned does not voluntarily effect any public filing or report regarding such transfers:

(i)	(A) by way of testate or intestate succession or by operation of law or (B) pursuant to an order of a court or regulatory agency; or
(ii)	as a bona fide gift or gifts; or

(iii)	if the Lock-Up Securities are held by a corporation, partnership, limited liability company or other entity, to any of its subsidiaries, shareholders, partners, members or affiliates (as such term is defined in Rule 501(b) under the Securities Act); or

(iv)	to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(v)	to any members of the immediate family of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(vi)	to a nominee or custodian of a person or entity to which a transfer would be permissible under clauses (ii) through (v) above; or

(vii)	any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Ordinary Shares involving a change of control (as defined below) of the Company that occurs after the consummation of the Public Offering (provided that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions contained in this agreement); [or]

[3]	Bracketed address to be included only in Sponsor Shareholders lock-up agreements.

[4]	Bracketed address to be included only in Sponsor Shareholders lock-up agreements.

[5]	Bracketed language to be included only in Sponsor Shareholders lock-up agreement.

[6]	Bracketed language to be included only in lock-up agreements for natural persons.

[(viii)	from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer; or][6]

[(viii)][(ix)]	the sale of Ordinary Shares by the undersigned pursuant to the Underwriting Agreement.

Furthermore, the undersigned may sell Ordinary Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

For purposes of clause (vii) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The foregoing restrictions shall not apply to the establishment after the date hereof of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1) under the Exchange Act; provided that no sales of the undersigned’s Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no public filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned or the Company, shall be required, and no such announcement or filing is made voluntarily, by the undersigned or the Company, prior to the expiration of the Lock-Up Period.

Notwithstanding anything herein to the contrary, the foregoing restrictions shall also not apply to dispositions of Ordinary Shares to the Company (i) to satisfy tax withholding obligations in connection with the exercise of options to purchase Ordinary Shares or (ii) to effect the “cashless exercise” or “net exercise” of options to purchase Ordinary Shares, provided that, in the case of either (i) or (ii), no public filing or disclosure of such receipt or transfer by or on behalf of the undersigned shall be required or shall be voluntarily made during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This agreement shall lapse and become null and void if (i) prior to entering the Underwriting Agreement, the Company and/or the Selling Shareholders notify the Representatives in writing that they do not intend to proceed with the Public Offering, (ii) the Company, the Selling Shareholders and the Representatives have not entered into the Underwriting Agreement on or before September 30, 2019, (iii) for any reason the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to the Closing Time (as defined therein) or (iv) the Registration Statement related to the Public Offering is withdrawn.

[signature page follows]

Very truly yours,

[Exact Name of Shareholder / Director / Officer]

Authorized Signature

Title